UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

KRAFT FOODS GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-35491	36-3083135
(State or other jurisdiction of incorporation)	Commission File Number:	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois 60093-2753

(Address of principal executive offices, including zip code)

(847) 646-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 7, 2012, Kraft Foods Group, Inc. issued a press release announcing the commencement of Kraft’s offer to exchange up to $9,600,000,000 aggregate principal amount of its (i) new $1,000,000,000 1.625% Notes due 2015, (ii) new $1,000,000,000 2.250% Notes due 2017, (iii) new $1,034,657,000 6.125% Notes due 2018, (iv) new $900,000,000 5.375% Notes due 2020, (v) new $2,000,000,000 3.500% Notes due 2022, (vi) new $877,860,000 6.875% Notes due 2039, (vii) new $787,483,000 6.500% Notes due 2040, and (viii) new $2,000,000,000 5.000% Notes due 2042 for a like principal amount of its (i) outstanding $1,000,000,000 1.625% Notes due 2015, (ii) outstanding $1,000,000,000 2.250% Notes due 2017, (iii) outstanding $1,034,657,000 6.125% Notes due 2018, (iv) outstanding $900,000,000 5.375% Notes due 2020, (v) outstanding $2,000,000,000 3.500% Notes due 2022, (vi) outstanding $877,860,000 6.875% Notes due 2039, (vii) outstanding $787,483,000 6.500% Notes due 2040, and (viii) outstanding $2,000,000,000 5.000% Notes due 2042. A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Kraft Foods Group, Inc. Press Release, dated December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS GROUP, INC.

By:	/s/ Kim K. W. Rucker

Name:	Kim K. W. Rucker
Title:	Executive Vice President, Corporate & Legal Affairs, General Counsel and Corporate Secretary

Date: December 7, 2012